Exhibit 10.1

Exhibit A

VOTING AGREEMENT

Each of the undersigned directors of United Bancorp, Inc. (“Company”) hereby agrees in his or her individual capacity as a shareholder to vote his or her shares of Company Common Stock that are registered in his or her personal name (and agrees to use his or her reasonable efforts to cause all additional shares of Company Common Stock owned jointly by him or her with any other person or by his or her spouse or over which he or she has voting influence or control to be voted) in favor of the Agreement and Plan of Merger by and between Old National Bancorp and Company, dated January 7, 2014 (the “Agreement”). In addition, each of the undersigned directors hereby agrees not to make any transfers of shares of Company Common Stock with the purpose of avoiding his or her agreements set forth in the preceding sentence and agrees to cause any transferee of such shares to abide by the terms of this Voting Agreement. Each of the undersigned is entering into this Voting Agreement solely in his or her capacity as an individual shareholder and, notwithstanding anything to the contrary in this Voting Agreement, nothing in this Voting Agreement is intended or shall be construed to require any of the undersigned, (i) in his or her capacity as a director of Company or (ii) in his or her capacity as a trustee, personal representative or other fiduciary capacity, to act or fail to act in accordance with his or her duties in such director or fiduciary capacity. Furthermore, none of the undersigned makes any agreement or understanding herein in his or her capacity as a director of Company. Notwithstanding any contrary provision herein, this Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earliest of (a) the consummation of the Merger (as defined in the Agreement); (b) the termination of the Agreement in accordance with its terms; or (c) upon a Company Adverse Recommendation Change (as defined in the Agreement). This Voting Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

Dated this 7th day of January, 2014.

/s/ Karen F. Andrews	/s/ Kenneth W. Crawford
Karen F. Andrews	Kenneth W. Crawford

/s/ Stephanie H. Boyse	/s/ John H. Foss
Stephanie H. Boyse	John H. Foss

/s/ James D. Buhr	/s/ Norman G. Herbert
James D. Buhr	Norman G. Herbert

/s/ Robert K. Chapman	/s/ James C. Lawson
Robert K. Chapman	James C. Lawson

/s/ Len M. Middleton
Len M. Middleton